ARTICLES OF INCORPORATION
                                       OF
                            PROCARE INDUSTRIES, LTD.

     The undersigned natural person of the age of eighteen years or more, acting as an incorporator of a corporation under the Colorado Corporation Act, adopts the following Articles of Incorporation for such corporation.

     FIRST The name of the corporation is ProCare Industries, Ltd.

     SECOND: The period of its duration is perpetual.

     THIRD: The purposes for which this corporation is organized is to engage in and do any lawful act concerning any and all lawful business for which corporations may be organized under the laws of Colorado, now or hereafter in effect.

     FOURTH: The total number of shares of all classes that the Corporation shall have authority to issue is 110,000,000, of which 5,000,000 shall be Preferred Shares, par value $1.00 per share, and 105,000,000 shall be Common Shares, no par value per share, and the designation, preferences, limitations and relative rights of the shares of each class are as follows:

     1. PREFERRED STOCK.

     The corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors hereby is expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

          (a)  The  number  of  shares  to  constitute  such  series,   and  the
     distinctive designations thereof;

          (b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

          (c) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;


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          (d)  The  amount   payable   upon  shares  in  event  of   involuntary
     liquidation;

          (e) The amount payable upon shares in event of voluntary liquidation;

          (f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          (h) Voting rights, if any; and

          (i) Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restric tion of rights or powers to which shares of any future series shall be subject.

     2. COMMON STOCK.

          (a) Common Stock. The Common Shares authorized by these Articles of Incorporation shall be issued in series.

               (i) The first series of Common Shares shall be designated "Common Stock" and shall consist of 100,000,000 shares.

               (ii) The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

               (iii) The holders of the Common Stock shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.

          (b) Junior Common Stock.

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


               (i) The second series of Common Shares and all other series of Common Shares (other than Common Stock) shall e designated, as a group, "Junior Common Stock," and shall consist of 5,000,000 shares which may be issued in series.

               (ii) The Board of Directors of this corporation is hereby expressly vested with authority to divide the Junior Common Stock into series and to fix and deter mine the relative rights, privileges, and restrictions of any of the shares of Junior Common Stock issued from time to time, including terms upon which such shares may be converted into Common Stock.

               (iii) The Board of Directors is also authorized to determine or alter the rights, preferences, privi leges and restrictions granted to or imposed upon any wholly unissued series of Junior Common Stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares of Junior Common Stock constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series.

               (iv) The Holders of Shares of Junior Common Stock shall be entitled to no more than one vote for every 100 Junior Common Shares held of record, and the voting rights of Junior Common Stock may be further restricted by the Board of Directors at the time of authorization.

     FIFTH: Cumulative voting of shares of stock is not permit ted,

     SIXTH: Shareholders shall not have preemptive rights to acquire additional shares of the corporation. The corporation may issue and sell shares of its stock to its officers, directors or employees without first offering such shares to its sharehold ers of such consideration and upon such terms and conditions as shall be approved by the Board of directors and without approval by the shareholders of the Corporation.


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


     SEVENTH: All lawful restrictions on the sale or other disposition of shares as may be considered necessary by the corporation's Board of Directors may be placed upon all or a portion or portions of the certificates evidencing the corpora tion's shares.

     EIGHTH: The address of the initial registered office is 6391 South Florence Way, Englewood, Colorado 80111, and the name of the initial registered agent at such address is Robert W. Marsik.

     NINTH: Meetings of shareholders may be held at such time and place as the By-Laws shall provide. One-third of the shares entitled to vote represented in person or by proxy shall constitute a quorum at any meeting of the shareholders.

     TENTH: The number of directors constituting the initial Board of Directors of the corporation is three and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     Name                       Address
     ----                       -------
     Robert W. Marsik           6391 South Florence Way
                                Englewood, Colorado 80222

     Peter C. Harrity           2926 South Paris Street
                                Aurora, Colorado 80014

     Joseph Herring             8000 East Girard
                                Denver, Colorado 80231

The number of directors to be elected at the annual meeting of shareholders or at a special meeting called for the election of directors shall not be less than three, nor more than nine, the exact number to be fixed by the By-Laws.

     ELEVENTH: The name and address of the incorporator is Robert W. Marsik, 6391 South Florence Way, Englewood, Colorado 80111.

     TWELFTH: The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corpora tion's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any

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


officer, director or other member of manage ment may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors an other members of management of this corporation shall e free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

     THIRTEENTH: The Board of Directors of the corporation may, from time to time, distribute to the corporation's shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or proper ties, and, if at the time the laws of Colorado so permit, purchase outstanding shares with stated capital or capital surplus of the corporation of (a) at the time the corporation is solvent; (b) such distribution or purchase would not render the corporation insolvent; (c) all cumulative dividends on all preferred or special classes of shares entitled to preferential dividends shall have been paid fully; (d) the distribution or purchase would not reduce the remaining net assets of the corporation below the aggregate preferential amount payable tin the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the corporation in the event of liquidation, (e) the distribution or purchase is not made out of capital surplus arising from unrealized appreciation of assets or re-evaluation of surplus; and (f) as regards a distribution, the distribution is identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source is disclosed to all of the shareholders of the corporation concur rently with the distribution thereof.

     FOURTEENTH: Any of the directors or officers of this corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with this corporation whether as vendor, purchaser or otherwise, nor shall any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disquali fied. No director or officer, nor any firm, association or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its

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



shareholders for any profit realized by him from or through any such transaction or contract; it being the express purpose and invent of this Article to permit this corporation to buy from, sell to, or otherwise deal with partnerships, firms or corporation, or any one or more of them, may be members, directors, or officers, or in which they or any of them have pecuniary interests; and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership. The interested director of directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof authorizing, approving or ratifying any such contract or transaction. Further, the vote of any such interested director at a meeting of the Board of Directors or committee thereof authorizing, approving or ratifying any such contract or transaction may be counted if his relationship or interest with respect to any such contract or transaction (i) is disclosed and such transaction or contract is authorized, approved or ratified by a majority of the directors without counting the vote or consent of such interested director, or (ii) is disclosed to the shareholders of the Company and unauthorized, approved or ratified by the shareholders by vote or written consent, or (iii) such contract or transaction is fair and reasonable to the corporation.

     FIFTEENTH: When with respect to any action to be taken by shareholders of this corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

     SIXTEENTH: Subject to repeal by action of the shareholders, the Board of Directors of this corporation is authorized to adopt, confirm, ratify, alter, amend, rescind and repeal By-Laws or any portion thereof from time to time.

     Dated: December 30, 1983.



                                              /s/ Robert W. Marsik
                                              ---------------------------------


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


STATE OF COLORADO          )
    CITY AND               ) ss.
COUNTY OF DENVER           )

     I, Margarita A. Ewing, a Notary Public, hereby certify that on December 30, 1983, personally appeared before me Robert W. Marsik, who being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set may hand and seal this 30th day of December, 1983.


                                              /s/ Margarita A. Ewing
                                              ---------------------------------

         My commission expires: 9-17-87

S E A L                                     1610 Wynkoop-Suite 200
                                            Address

                                            Denver, CO 80202


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


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            PROCARE INDUSTRIES, LTD.

     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned  corporation  adopts the  following  Amendment  of its  Articles  of
Incorporation:

     FIRST: The name of the corporation is ProCare Industries, Ltd.

     SECOND: The Amendment to the Articles of Incorporation hereby adopted adds a mew Article SEVENTEENTH to the Articles of Incorporation to read and provide as follows:

                  "SEVENTEENTH: A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except that this provision shall not limit the liability of a director to the corporation or to its share holders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in ss. 7-5-114 of the Colorado Corporation Code as the same may be amended from time to time; or (iv) any transaction from which the director derived an improper personal benefit."

     THIRD: The date upon which the above Amendment was adopted by the unanimous consent of the directors of the corporation was May 26, 1997 and the date upon which the above Amendment was adopted by a vote of shareholders holding a majority of the corporation's outstanding stock was July 22, 1997.

     FOURTH: The number of shares voted for the adoption of the Amendment to the Articles of Incorporation was sufficient for approval.

     FIFTH: The Amendment does not involve any exchange, re classification or cancellation of issued shares.

     SIXTH: The Amendment does not effect a change in the amount of state capital of the corporation.

     Dated: August 17, 1987.

                                                 PROCARE INDUSTRIES, LTD.


ATTEST:                                          By /s/ Robert W. Marsik
                                                    ---------------------------
                                                    Robert W. Marsik, President

/s/ Peter C. Harrity
------------------------------
Peter C. Harrity, Secretary

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

                                  VERIFICATION

     I, Robert W. Marsik, hereby acknowledge and affirm under the penalties of perjury that I am the President of ProCare Industries, Ltd. and that the facts stated in the foregoing Articles of Amendment to the Articles of Incorporation of ProCare Industries, Ltd. are true and correct.



                                                /s/ Robert W. Marsik
                                                ------------------------------
                                                Robert W. Marsik







                                        2